Exhibit 10.18

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to the Employment Agreement (as defined below) is dated as of February 15th, 2025, and entered into by and between Mural Oncology, Inc., (“Mural”), and Caroline Loew (the “Executive”).

WHEREAS, Mural and the Executive entered into that certain Employment Agreement effective as of November 15, 2023, (the “Employment Agreement”);

NOW, THEREFORE, Mural and the Executive hereby consent and agree to amend the Employment Agreement, effective as of January 1, 2025, in accordance with the relevant terms and provisions thereof as follows:

1. Section 2 of the Employment Agreement, “Compensation and Related Matters,” shall be amended by adding a new subsection (f) as follows:

“(f) Monthly Stipend. The Executive shall receive a monthly stipend of $5,100 (the “Travel Stipend”) to cover expenses incurred in connection with traveling to Mural’s headquarters. To the extent the Travel Stipend is taxable to the Executive, Mural shall provide the Executive with the Travel Stipend on a grossed-up basis. The Travel Stipend shall be payable in a manner that is consistent with usual payroll practices for senior executives of Mural.”

The remaining subsections of Section 2 shall be re-numbered to reflect the addition of new subsection (f).

This First Amendment constitutes an amendment to the Employment Agreement. In the event the terms of this First Amendment conflict with any provision of the Employment Agreement, the terms of this First Amendment shall control. The Executive understands that, except as explicitly set forth above, the terms and conditions of the Employment Agreement shall continue in full force and effect.

This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to be effective as of the Effective Date.

MURAL ONCOLOGY, INC.

By: /s/ Justin Levine

Name: Justin Levine

Title: VP, Human Resources

EXECUTIVE

By: /s/ Caroline Loew

Name: Caroline Loew